UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 18, 2009

DYAX CORP.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-24537	04-3053198
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
300 Technology Square Cambridge, MA 02139
(Address of Principal Executive Offices) (Zip Code)

(617) 225-2500
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.     Entry into a Material Definitive Agreement.

On March 18, 2009, Dyax Corp. amended and restated the Loan Agreement dated as of August 5, 2008 (as amended and restated the “Loan Agreement”) with Cowen Healthcare Royalty Partners, L.P. (“Cowen Healthcare”) to provide for an additional Tranche B Loan of $15 million (the “Tranche B Loan”).  Dyax delivered a Notice of Borrowing to Cowen on March 18, 2009 to borrow the Tranche B Loan, on a date which shall occur on or about and in no event later than March 31, 2009 (the “Tranche B Funding Date”).  The original Loan Agreement provided for a loan by Cowen Healthcare of $50 million (the “Tranche A Loan” and collectively with the Tranche B Loan, the “Loan”), which was funded on August 5, 2008.  The Tranche B Loan will be pari passu in right of payment with the Tranche A Loan.

          The Tranche B Loan amortizes quarterly on October 15, January 15, April 15 and July 15 (each an “Interest Payment Date”) of each year, beginning on April 15, 2008 and bears interest at a rate of 21.5% per annum payable quarterly.  On each Interest Payment Date, Dyax will repay the portion of principal amount of the Loan equal to the Applicable Included Receipts (as defined below) for the prior fiscal quarter less any portion of the Applicable Included Receipts used to pay cash interest on both the Tranche A Loan and the Tranche B Loan.  The Applicable Included Receipts will be applied to interest and principal on the Tranche A Loan and the Tranche B Loan in the following priority:  interest on the Tranche A Loan, then interest on the Tranche B Loan, then principal on the Tranche A and Tranche B Loan proportional to the Tranche A Loan amount outstanding on March 18, 2009 and the Tranche B Loan commitment of $15 million.  As of March 18, 2009, there was approximately $44.6 million outstanding on the Tranche A Loan.  The balance of the outstanding principal amount of both the Tranche A and Tranche B Loans, together with any accrued and unpaid interest, will be due on August 5, 2016 (the “Maturity Date”).

          The “Applicable Included Receipts” will be determined as follows:  (i) prior to June 30, 2013, the sum of (a) 75.0% of the first $10 million in annual net royalties, milestones and license fees received by Dyax under its phage display Licensing and Funded Research Program, or LFRP (the “Included Receipts”), (b) 50.0% of annual Included Receipts greater than $10 million and up to and including $15 million, and (c) 25.0% of annual Included Receipts greater than $15 million and (ii) after June 30, 2013, 90.0% of all Included Receipts until the earlier of the Maturity Date or the complete repayment of the Loan.  If the Applicable Included Receipts for any quarterly period are insufficient to cover the cash interest on the Tranche B Loan due for that period (such deficiency, the “Deficiency Amount”), then the Deficiency Amount shall be paid in kind and deemed additional principal outstanding under the Tranche B Loan.  At its sole option, Dyax may pay the Deficiency Amount out of other funds.

          The Applicable Included Receipts definition for the Tranche A Loan with respect to both (i) percentage of receipts prior to June 30, 2013 of greater than $15 million (which was increased from zero to 25%) and (ii) percentage of receipts after June 30, 2013 (which was increased from 75% to 90%) were amended in the Loan Agreement so that the Applicable Included Receipts definition set forth in the Loan Agreement is the same for both the Tranche A Loan and the Tranche B Loan.

          Dyax may prepay the Tranche B Loan in whole or in part at any time after August 21, 2012.  The prepayment Date for the Tranche A Loan was also extended from August 5, 2011 to August 21, 2012.  In the event of a change of control, a merger or a  sale of all or substantially all of Dyax’s assets, any or all of the Tranche A Loan and Tranche B Loan (at the option of Cowen Healthcare) shall be due and payable; provided that if such a transaction occurs prior to August 21, 2012, then such prepayment shall be accompanied by a prepayment premium equal to the aggregate amount of all required interest payments due on the Loan (or the applicable portion) through August 21, 2012 less all interest paid in cash through the date of prepayment (the “Prepayment Premium”).

Pursuant to the terms of the Loan Agreement, Dyax has amended the security agreement granting Cowen Healthcare a security interest in substantially all of the assets related to the LFRP (the “Collateral”) to cover the Tranche B Loan.  The Collateral does not include rights to Dyax’s current or future internal drug development or co-development programs.  In addition to providing collateral, the Tranche B Loan is full recourse to Dyax.  Under the terms of the Loan Agreement, Dyax continues to be permitted to sell or otherwise transfer Collateral generating cash proceeds of up to $25 million (“Permitted Collateralizations”).  Twenty percent of the cash proceeds of any Permitted Collateralization will be applied to amortize principal on the Loan plus any applicable Prepayment Premium.  An additional 5.0% of the proceeds of such Permitted Collateralization will be paid to Cowen Healthcare as a cash premium.

The events of default (“Event of Defaults”) for the Tranche B Loan are the same as for the Tranche A Loan:  (a) default in payment of any principal or interest under the Tranche B Loan; (b)  any representation or warranty of Dyax in the Loan Agreement proves not to be true and correct when made and the failure of such statement, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect (as defined in the Loan Agreement); (c) default by Dyax in the observance or performance of any other covenant in the Loan Agreement that continues for 30 days after written notice from Cowen Healthcare and the failure could reasonably be expected to result in a Material Adverse Effect; (d) default by Dyax to perform or observe its covenants or agreements with respect to maintenance of its existence, preservation of the intellectual property related to the LFRP; (e) default by Dyax under outstanding Indebtedness (as defined in the Loan Agreement) in excess of $2 million that results in the acceleration of the maturity of such Indebtedness; (f) sale or other disposition of the LFRP Intellectual Property (as defined in the Loan Agreement) or any Included Receipts by Dyax except for Permitted Collateralizations; (g) commencement of dissolution or bankruptcy proceedings by Dyax; (h) in connection with certain failures to perform the LFRP; and (i) if the security interest in the Collateral ceases to be in full force and effect.  If an Event of Default occurs, Cowen Healthcare can declare the Tranche B Loan, all interest thereon and all other amounts payable under the Loan Agreement immediately due and payable.

In conjunction with the amendments to the Loan Agreement, Dyax entered into a Warrant Agreement with Cowen Healthcare on March 18, 2009 for the issuance to Cowen Healthcare on the Tranche B Funding Date of warrants (the “Warrants”) to purchase 250,000 shares of Dyax common stock at an exercise price per share, representing a 25% premium over the average closing prices of Dyax’s common stock for the 45 consecutive calendar days immediately preceding March 18, 2009.  The Warrants may not be exercised (other than in connection with certain changes of control) until the one year anniversary of the Tranche B Funding Date and expire on August 5, 2016, and contain standard structural anti-dilution provisions.  These Warrants are in addition to the Warrants issued to Cowen Healthcare on August 5, 2008 in conjunction with the Tranche A Loan.

The Warrants were issued by Dyax in reliance on an exemption from registration under the Securities Act pursuant to Section 4(2) thereof.  Cowen Healthcare has represented to Dyax in the Warrant Agreement that it is acquiring the Warrants and, if and when exercised, the shares of common stock issuable upon exercise of the Warrants for investment and not for distribution.

Item 2.03.     Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement.

The information set forth under Item 1.01 of this current report on Form 8-K regarding the Loan Agreement is hereby incorporated by reference.

Item 3.02.     Unregistered Sales of Equity Securities.

The information set froth under Item 1.01 of this current report on Form 8-K regarding the Warrant Agreement and the issuance of the Warrants is hereby incorporated by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DYAX CORP.

Dated:	March 18, 2009	By:	/s/ Ivana Magovcevic-Liebisch
Ivana Magovcevic-Liebisch
Executive Vice President of Administration
and General Counsel